Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91178) pertaining to the Park National Corporation Employees Stock Ownership Plan of our report dated June 27, 2005, with respect to the financial statements and supplemental schedules of the Park National Corporation Employees Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Columbus, Ohio
June 27, 2005